UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2013

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On November 11, 2013, ViroPharma Incorporated, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Shire Pharmaceutical Holdings Ireland Limited, a company incorporated in Ireland (“Parent”), Venus Newco, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and, solely for purposes of Section 10.16 of the Merger Agreement, Shire plc, a company incorporated in Jersey (“Parent Holdco”), pursuant to which, among other things, Merger Sub will commence a cash tender offer (the “Offer”) for all of the outstanding shares of the Company’s common stock, par value $0.002 per share (the “Shares”), upon the terms and subject to the conditions of the Merger Agreement.

The Company’s board of directors has unanimously approved, and declared to be advisable, the Merger Agreement and the transactions contemplated therein, and intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the United States Securities and Exchange Commission (the “SEC”) recommending that stockholders tender their Shares into the Offer.

Merger Agreement

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent has agreed to cause Merger Sub to commence a cash tender offer (as promptly as practicable, but in no event later than November 25, 2013) for all of the Shares at a purchase price of $50.00 per Share (the “Offer Price”), net to the seller in cash, without interest and less any required withholding taxes. As soon as practicable following the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) pursuant to the provisions of section 251(h) of the Delaware General Corporation Law (the “DGCL”), with no stockholder vote required to consummate the Merger, and the Company will survive as a wholly owned subsidiary of Parent.  At the effective time of the Merger, any Shares not purchased pursuant to the Offer (other than Shares owned by Parent or Merger Sub, or the Company or any of its subsidiaries, and Shares owned by stockholders who have properly exercised any available rights of appraisal under section 262 of the DGCL) will be automatically converted into the right to receive cash in an amount equal to the Offer Price.

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type.  Until the earlier of the termination of the Merger Agreement and the consummation of the Merger, the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.  The Company has agreed to cease all existing, and agreed not to solicit or initiate, discussions with third parties regarding other proposals to acquire the Company.  However, the Company may, subject to the terms and conditions set forth in the Merger Agreement, furnish information to, and engage in discussions and negotiations with, a third party that makes an unsolicited acquisition proposal.  Under certain circumstances and upon compliance with certain notice and other specified conditions set forth in the Merger Agreement, the Company may terminate the Merger Agreement to accept a superior proposal.  The Merger Agreement contains certain termination rights for both Parent and the Company and further provides that, upon termination of the Merger Agreement under certain circumstances relating to competing acquisition proposals, including if the Company terminates the Merger Agreement to accept a superior proposal, the Company may be required to pay Parent a termination fee of $127.14 million.  In addition, if either party terminates the Merger Agreement under certain circumstances due solely to a failure to obtain required competition clearances without the imposition of certain burdensome conditions, Parent may be required to pay the Company a termination fee of $200 million.  Parent Holdco has guaranteed the performance by Parent and Merger Sub of their obligations under the Merger Agreement.

Consummation of the Offer is subject to various conditions, including, among others, the expiration or termination of the applicable waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, termination of review or approval of the transaction by the United Kingdom Office of Fair Trading and other customary closing conditions, each as set forth in the Merger

Agreement.  In addition, it is also a condition to the consummation of the Offer that the number of Shares validly tendered and not withdrawn in accordance with the terms of the Offer, together with the Shares, if any, then owned by Parent and its subsidiaries, represents at least a majority of the outstanding Shares as of the expiration date of the Offer.  Neither the Offer nor the Merger is subject to a financing condition.

Additional Information

The foregoing is a general description of the Offer, Merger, and Merger Agreement; it does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this report by reference.

The Merger Agreement is attached as an exhibit to this Current Report on Form 8-K to provide investors and the Company’s stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company, Parent, Merger Sub or their affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact, but rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement.  In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s or Shire’s stockholders.  None of the Company’s or Shire’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 8.01. Other Events.

On November 11, 2013, the Company and Shire issued a joint press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein, announcing the execution of the Merger Agreement.

Forward-Looking Statements

Statements contained or incorporated by reference in this document contain information that includes or is based on “forward-looking statements.”  These statements include statements regarding planned completion of the Offer and the Merger.  We have tried, whenever possible, to identify such statements by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “projected,” “forecast,” “will,” “may” or similar expressions.  Because these statements reflect our current views concerning future events and are based on a number of assumptions that could ultimately prove inaccurate, these forward-looking statements are subject to risks and uncertainties including, but not limited to: the timing of the filings and approvals relating to the transaction and the expected timing of the completion of the transaction; uncertainties as to the percentage of the Company’s stockholders tendering their Shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction or may approve the transaction with certain burdensome conditions that may result in a termination of the Merger Agreement; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as the tender offer documents to be filed by Parent and Merger Sub, and the Solicitation/Recommendation Statement to be filed by the Company.  These risks, uncertainties and other factors, individually or in the aggregate, could cause actual results and events to differ materially from those referred to in the forward-looking statements.  All forward-looking statements are based on information currently available to the Company, and the Company assumes no obligation to update any such forward-looking statements.

IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS

The Offer described in this document has not commenced.  This document does not constitute an offer to buy or a solicitation of an offer to sell any securities.  On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Merger Sub and Parent, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Company.  The Offer will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.  INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of these documents (when available) free of charge at the SEC’s website at www.sec.gov. The Company also will provide a copy of these materials without charge on its website at www.viropharma.com under the “Investors” section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1             Agreement and Plan of Merger, dated as of November 11, 2013, among ViroPharma Incorporated, Shire Pharmaceutical Holdings Ireland Limited, Venus Newco, Inc. and Shire plc.*

99.1      Joint Press Release issued by ViroPharma Incorporated and Shire plc, dated November 11, 2013.

*                       The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary

Date: November 12, 2013

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 11, 2013, among ViroPharma Incorporated, Shire Pharmaceutical Holdings Ireland Limited, Venus Newco, Inc. and Shire plc.*

99.1	Joint Press Release issued by ViroPharma Incorporated and Shire plc, dated November 11, 2013.

*

The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.